UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2013

KOFFEE KORNER, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-181719	45-4484428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Penn Street, Washington Boro, Pennsylvania 17582
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (717) 215-9872

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 27, 2013, Koffee Korner, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger dated as of such date (the “Merger Agreement”) by and among the Company, Cardax Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Koffee Korner Sub”), Cardax Pharmaceuticals, Inc., a Delaware corporation (“Holdings”), and Cardax Pharma, Inc., a Delaware corporation (“Pharma”), pursuant to which Koffee Korner Sub shall merge with and into Pharma (the “Merger”), with Pharma surviving the Merger as a wholly-owned subsidiary of the Company. The closing of the Merger will occur on or promptly after the date that the conditions to the closing specified in the Merger Agreement are satisfied or waived by the applicable party. One of the conditions to the closing of the Merger is that the Company will effect a stock dividend so that one share of common stock of the Company (“Koffee Korner Common Stock”) issued and outstanding on the date of the Merger will represent 4.4 shares of Koffee Korner Common Stock after the stock dividend.

At the effective time of the Merger (the “Effective Time”):

•	the Company will amend and restate its certificate of incorporation and bylaws in the forms attached to the Merger Agreement;
•	the Company will adopt an equity based stock incentive plan in the form attached to the Merger Agreement;
•	the Company will change its fiscal year end to December 31;
•	the shares of common stock, par value $0.01 per share, of Pharma (“Pharma Common Stock”) outstanding at the Effective Time shall be converted into and exchanged into that number of shares of Koffee Korner Common Stock as provided in the Merger Agreement, except that shares of Pharma Common Stock held in Pharma’s treasury or owned by Pharma at the Effective Time shall be cancelled;
•	the outstanding principal amount of certain promissory notes issued by Pharma plus all accrued interest thereon owed to each noteholder (“Noteholders”) will be converted into shares of Koffee Korner Common Stock as provided in the Merger Agreement at an exchange price of $0.625 per share and warrants to purchase shares of Koffee Korner Common Stock at a price per share equal to $0.625, subject to certain adjustments for changes in the Koffee Korner Common Stock; and
•	the Company may also issue additional shares of Koffee Korner Common Stock and warrants to purchase shares of Koffee Korner Common Stock in connection with an offering for such shares as described in the Merger Agreement.

There will not be any cash consideration exchanged in the Merger. All shares of Koffee Korner Common Stock that will be issued in connection with the Merger will be restricted securities, as defined in paragraph (a) of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). All shares of Koffee Korner Common Stock issued under the terms of the Merger Agreement will be issued pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder.

In addition, immediately prior to the closing of the Merger, the Company shall have distributed its wholly owned subsidiary, Koffee Korner’s Inc., a Texas corporation, to Nazneen D’Silva.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information contained in Item 1.01 above is incorporated herein by reference in response to this Item 3.02.

The shares of Koffee Korner Common Stock that will be issued in connection with the Merger will be offered and sold in a private transaction in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder. Our reliance on Section 4(a)(2) of the Securities Act is based upon the following factors: (a) the issuance of the securities will be an isolated private transaction by us which will not involve a public offering; (b) there will be only a limited number of offerees; (c) there will be no subsequent or contemporaneous public offerings of the securities by us; and (d) the negotiations for the sale of the stock will take place directly between the offerees and us.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 27, 2013, by and between Koffee Korner, Inc., Cardax Acquisition, Inc., Cardax Pharmaceuticals, Inc. and Cardax Pharma, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 27, 2013

KOFFEE KORNER, INC.

By:	/s/ Austin Kibler
Austin Kibler
Chief Executive Officer